Exhibit 99.1

NEWS RELEASE – FOR IMMEDIATE RELEASE

Corporate Contact:	Investor Relations:

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael P. Conroy, CFO	Michael Porter, Cheryl Schneider, Investor Relations
Phone: 727-576-6311, Ext. 464	Tom Gibson, Media Relations
Fax: 727-573-1100	Phone: 212-564-4700
ir@mts-mt.com	Fax: 212-244-3075
plrmail@plrinvest.com

MTS MEDICATION TECHNOLOGIES, INC. ANNOUNCES RESTATEMENT OF QUARTERS TWO AND THREE OF FISCAL 2006

Earnings Per Share For Nine Months Unaffected

ST. PETERSBURG, FL – June 13, 2006 – MTS Medication Technologies, (AMEX:MPP), an international provider of medication compliance packaging systems, today announced that it will restate its unaudited condensed consolidated financial statements for the second and third quarters of fiscal 2006. As a result of the Company’s determination to restate its unaudited condensed consolidated interim financial statements for the second and third quarters of fiscal 2006 as discussed above, the unaudited condensed consolidated interim financial statements should no longer be relied upon. The Company intends to file Form 10-Q/A’s for the quarters ended September 30, 2005 and December 31, 2005 in the near future. The effect of the restatement on net sales, net income available to common stockholders and earnings per diluted common share for each quarter and cumulatively for two quarters is as follows:

							Cumulative Effect
	As Reported		As Restated	As Reported		A Restated	of Restatement
							for Two
	Quarter Ended		Quarter Ended	Quarter Ended		Quarter Ended	Quarters Ended
	September 30,		September 30,	December 31,		December 31,	December 31,
	2005	Adjustment	2005	2005	Adjustment	2005	2005

	(In Thousands; Except Earnings Per Share Amount)

Net Sales	$11,338	$(853)	$10,485	$10,190	$838	$11,028	$(15)

Net Income Available to Common Stockholders	$450	$(207)	$243	$423	$203	$626	$(4)

Earnings Per Diluted Common Share	$0.07	$(0.03)	$0.04	$0.07	$0.03	$0.10	$-

The restatement results from the fact that the Company’s standard shipping terms for consumables are FOB shipping point, and historically revenue was generally recognized upon shipment, which the Company believed was the point at which title and risk of loss transferred to the customer. However, it was determined that certain shipments, primarily those that were made to wholesale distributors, were made FOB destination and title and risk of loss did not transfer until the product was received by the customer. Therefore, the Company concluded that revenue was not recognized in accordance with Staff Accounting Bulletin No. 104 “Revenue Recognition in Financial Statements”.

The Company determined that the effect on its audited consolidated financial statements for prior years was not material to the results of operations for those fiscal years.

About the Company

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves approximately 8,000 pharmacies worldwide.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “believes”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding the continuing of any trend or expected sales are forward-looking statements, as is any statement regarding the potential growth of our core business and incremental revenue from our OnDemand and MedLocker products.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein.  Statements in the Press Release describe factors, among others, that could contribute to or cause such differences.  Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, changes in the United Kingdom healthcare regulatory system, labor disputes, customer rejection of any installed OnDemand machine, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, hurricanes, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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